SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2004 (November 15, 2004)

MASSEY ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7775	95-0740960
(State or other jurisdiction of Incorporation)	(Commission File No. )	(I.R.S. Employer Identification Number)

4 North 4th Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 15, 2004, the Board of Directors of Massey Energy Company (the “Registrant”) elected Baxter F. Phillips, Jr., 58, to the position of Executive Vice President and Chief Administrative Officer, effective November 20, 2004. Since August 2003, Mr. Phillips has served as Senior Vice President and Chief Financial Officer. Prior to being named Chief Financial Officer, he served as Vice President and Treasurer since Massey went public in November 2000. He joined the Registrant in 1981 and served in a variety of functions, including export sales, purchasing, treasury, cash management, human resources and benefits.

The Registrant also announced that Eric B. Tolbert, 36, would succeed Mr. Phillips as Vice President and Chief Financial Officer effective November 20, 2004. Mr. Tolbert has served as Corporate Controller since 1999. He joined the Registrant in April 1992 as a financial analyst and subsequently served as Director of Financial Reporting.

The Registrant’s press release dated November 17, 2004 is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release dated November 17, 2004 issued by the Registrant entitled “Massey Energy Promotes Phillips and Tolbert.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: November 18, 2004	By:	/s/ Jeffrey M. Jarosinski
	Name:	Jeffrey M. Jarosinski
	Title:	VP, Finance & Chief Compliance Officer

Exhibit Index

99.1	Press release dated November 17, 2004 issued by the Registrant entitled “Massey Energy Promotes Phillips and Tolbert.”